Exhibit 99.1

Media Contact: Helen Farrier, (408) 658-1616 helen.farrier@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2018 FINANCIAL RESULTS

CUPERTINO, CA – October 23, 2017 – Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the quarter ended September 29, 2017. For the first quarter, the Company reported revenue of $2.6 billion, gross margin of 28.0%, net income of $181 million and diluted earnings per share of $0.62. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 29.0%, net income of $279 million and diluted earnings per share of $0.96.

During the first quarter, the Company generated $237 million in cash flow from operations and returned approximately $350 million to shareholders in the form of dividends and share repurchases. Cash and cash equivalents totaled approximately $2.3 billion at the end of the quarter. There were 289 million ordinary shares issued and outstanding as of the end of the quarter.

“The results of our performance this quarter reflect solid execution and market demand for our storage product portfolio,” said Dave Mosley, Seagate’s chief executive officer. “Seagate delivered record levels of exabyte shipments and generated sequential growth in revenue and profit. As the demand for storage continues to benefit from the proliferation of data growth, Seagate is in a strong position to grow its businesses, improve profitability and continue with its shareholder-return objectives.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors Relations website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors of the Company (the “Board”) has approved a quarterly cash dividend of $0.63 per share, which will be payable on January 3, 2018 to shareholders of record as of the close of business on December 20, 2017. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its second fiscal quarter of 2018, including key underlying assumptions.

An archived audio webcast of this event will be available on Seagate’s Investors Relations website at www.seagate.com/investors shortly following the event conclusion.

About Seagate

To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, financial projections, estimates of industry growth, market demand, shifts in technology and dividend issuance plans for the fiscal quarter ending December 29, 2017 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; the Company’s ability to comply with certain covenants in its credit facilities with respect to financial ratios and financial condition tests; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt the Company’s operations or result in the dissemination of proprietary or confidential information and cause reputational harm; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 4, 2017, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	September 29, 2017	June 30, 2017 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,285	$2,539
Accounts receivable, net	1,209	1,199
Inventories	1,014	982
Other current assets	316	321

Total current assets	4,824	5,041
Property, equipment and leasehold improvements, net	1,817	1,875
Goodwill	1,237	1,238
Other intangible assets, net	255	281
Deferred income taxes	609	609
Other assets, net	214	224

Total Assets	$8,956	$9,268

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,539	$1,626
Accrued employee compensation	150	237
Accrued warranty	111	113
Accrued expenses	658	650

Total current liabilities	2,458	2,626
Long-term accrued warranty	119	120
Long-term accrued income taxes	15	15
Other non-current liabilities	120	122
Long-term debt	5,002	5,021

Total Liabilities	7,714	7,904
Equity:
Total Equity	1,242	1,364

Total Liabilities and Equity	$8,956	$9,268

(a)	The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of June 30, 2017.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	September 29, 2017	September 30, 2016
Revenue	$2,632	$2,797

Cost of revenue	1,896	1,996
Product development	263	315
Marketing and administrative	145	155
Amortization of intangibles	22	28
Restructuring and other, net	51	82

Total operating expenses	2,377	2,576

Income from operations	255	221

Interest income	7	1
Interest expense	(61)	(50)
Other, net	(13)	1

Other expense, net	(67)	(48)

Income before income taxes	188	173
Provision for income taxes	7	6

Net income	$181	$167

Net income per share:
Basic	$0.62	$0.56
Diluted	0.62	0.55
Number of shares used in per share calculations:
Basic	290	299
Diluted	292	301
Cash dividends declared per ordinary share	$0.63	$0.63

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended
	September 29, 2017	September 30, 2016
OPERATING ACTIVITIES
Net income	$181	$167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	161	200
Share-based compensation	32	40
Deferred income taxes	(3)	1
Other non-cash operating activities, net	1	(7)
Changes in operating assets and liabilities:
Accounts receivable, net	(10)	12
Inventories	(32)	(46)
Accounts payable	(30)	101
Accrued employee compensation	(87)	32
Accrued expenses, income taxes and warranty	16	89
Other assets and liabilities	8	2

Net cash provided by operating activities	237	591

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(124)	(140)
Maturities of short-term investments	—	1
Other investing activities, net	(8)	—

Net cash used in investing activities	(132)	(139)

FINANCING ACTIVITIES
Redemption and repurchase of debt	(22)	—
Taxes paid related to net share settlement of equity awards	(20)	(23)
Repurchases of ordinary shares	(166)	(101)
Dividends to shareholders	(184)	—
Proceeds from issuance of ordinary shares under employee stock plans	29	35

Net cash used in financing activities	(363)	(89)

Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	4	—

(Decrease) increase in cash, cash equivalents, and restricted cash	(254)	363
Cash, cash equivalents, and restricted cash at the beginning of the period	2,543	1,132

Cash, cash equivalents, and restricted cash at the end of the period	$2,289	$1,495

Use of non-GAAP financial information

The Company uses non-GAAP measures of adjusted revenue, gross margin, net income, diluted earnings per share and operating expenses which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended September 29, 2017	For the Three Months Ended September 30, 2016
Reconciliation of GAAP Net Income:
GAAP Net income		$181	$167
Non-GAAP adjustments:
Revenue		—	—
Cost of revenue	A	26	25
Product development	B	1	—
Marketing and administrative	C	—	(1)
Amortization of intangibles	D	21	27
Restructuring and other, net	E	51	82
Other expense, net	F	(1)	(1)
Provision for income taxes	G	—	—

Non-GAAP net income		$279	$299

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$0.62	$0.55
Non-GAAP		$0.96	$0.99
Shares used in diluted net income per share calculation		292	301

A	For the three months ended September 29, 2017, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions and write off of certain inventory and other charges related to restructuring. For the three months ended September 30, 2016, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions and write off of certain fixed assets.

B	For the three months ended September 29, 2017, Product development expenses have been adjusted on a non-GAAP basis to exclude other charges related to restructuring.

C	For the three months ended September 30, 2016, Marketing and administrative expenses have been adjusted on a non-GAAP basis primarily to reflect the impact of our disposed data service business.

D	For the three months ended September 29, 2017 and September 30, 2016, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

E	For the three months ended September 29, 2017 and September 30, 2016, Restructuring and other net, has been adjusted on a non-GAAP basis primarily related to reductions in our workforce as a result of our ongoing focus on cost efficiencies in all areas of our business.

F	For the three months ended September 29, 2017 and September 30, 2016, Other expense, net has been adjusted on a non-GAAP basis to exclude the impact of our disposed data service business.

G	For the three months ended September 29, 2017 and September 30, 2016, Provision for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.